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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PAWNMART, INC.

                             A DELAWARE CORPORATION
                        (ADOPTED AS OF OCTOBER 16, 1997)

         The name of the corporation is PawnMart, Inc. (hereinafter referred to as the "Corporation") The Corporation was originally incorporated under the name PawnCo, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State on January 1, 1994. The Corporation's name was changed to PCI Capital Corporation by amendment to the original Certificate of Incorporation. Such amendment was filed with the Secretary of State on June 14, 1994.

                                   ARTICLE I

                                      Name

         The name of the corporation is PawnMart, Inc. (hereinafter referred to as the "Corporation").


                                   ARTICLE II
                               Registered Office

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of the registered agent of the Corporation at that address is Corporation Service Company.


                                  ARTICLE III
                                    Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").


                                   ARTICLE IV
                                 Capital Stock
         The maximum number of shares of capital stock that the Corporation is authorized to have
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outstanding at any one time is 30,000,000 shares, consisting of: (i) 5,907,142 shares of Preferred Stock, par value $0.01 per share (the "Blank Check Preferred Stock"), (ii) 2,000,000 shares $.50 Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), (iii) 1,066,858 shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), (iv) 26,000 of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), and (v) 1,000,000 shares of the Company's Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock") and (vi) 20,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock")

         Part A.  Blank Check Preferred Stock.

         (1) The Preferred Stock may be issued from time to time in one or more classes, or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

         (2) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                 (a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                 (b) the number of shares to constitute the class or series and the designations thereof;

                 (c) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                 (d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening or any specified event, and , if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;





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                 (e)      whether or not the shares of a class or series shall
                          be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                 (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                 (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                 (h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                 (i) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

         (3) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such classes or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.





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         Part B.  Series A Preferred Stock.

         The Series A Preferred Stock shall have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed in that certain Certificate of Designations as filed by the Corporation with the office of the Secretary of State of Delaware on February 10, 1994.





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         Part C.  Series B Preferred Stock.

                 The Series B Preferred Stock shall have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed in that certain Certificate of Designations as filed by the Corporation with the office of the Secretary of State of Delaware on September 22, 1994.

         Part D.  Series C Preferred Stock.

                 The Series C Preferred Stock shall have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed in that certain Certificate of Designations as filed by the Corporation with the office of the Secretary of State of Delaware on September 17, 1997.

         Part E.  Series D Preferred Stock.

                 The Series D Preferred Stock shall have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed in that certain Certificate of Designations as filed by the Corporation with the office of the Secretary of State of Delaware.

         Part F.  Common Stock.

         (1) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (2) Subject to prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

         (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in





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                 this Paragraph (3), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation, with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or part of the assets of the Corporation.

         (4) On the effective date of this Amended and Restated Certificate of Incorporation (the "Effective Date"), the number of outstanding shares of Common Stock of the Corporation or held in the treasury of the Corporation shall be reduced so that each two (2) shares of Common Stock issued and outstanding or held in the treasury of the Corporation will be automatically reclassified, combined, and converted into one (1) share of Common Stock, par value $.01 per share. No fractions of shares will be issued, and on the Effective Date, stockholders otherwise entitled to receive fractions of shares, unless and until such fractions of shares are combined with other fractions of shares resulting in full shares within a period of time to be set by the Corporation's Board of Directors, shall have no further interest as a stockholder in respect of such fractions of shares and shall be entitled to receive from the Corporation in cash the fair value, as determined by the Board of Directors, of such fractions of shares. At the Effective Date, each certificate representing shares of Common Stock outstanding or held in treasury immediately prior to such time shall represent one-half ( 1/2) of the shares of Common Stock as set forth in such certificate. Effective at the close of business on such date, the maximum number of shares of Common Stock that the Corporation is authorized to have outstanding at any one time shall continue to be 20,000,000 shares.

         Part G.  General.

         (1) Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Blank Check Preferred Stock and Common Stock from time to time for such consideration (not less than par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         (2) The Corporation shall have the authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.





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                                   ARTICLE V
                                   Existence

         The Corporation is to have perpetual existence.

                                   ARTICLE VI
                                    By-laws

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of the By-laws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration or repeal, subject to ARTICLE IX hereof and ARTICLE VII of the Corporation's By-laws.

                                  ARTICLE VII
                           Stockholders and Directors

         Part A. Stockholder Action. Election of Directors need not be by written ballot unless the By-laws of the Corporation so provide. Subject to any rights of holders of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securites Exchange Act of 1934, (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, (ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of Directors then in office or by the chief executive officer of the Corporation and (iii) advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

         Part B. Number of Directors and Term of Office. Subject to any rights of holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors of the Corporation shall be fixed from time to time in the manner set forth in the By-laws of the Corporation. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class
III. Membership in such class shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall





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expire at the annual election of Directors by the stockholders of the
Corporation in 1998, the term of office of the initial Class II Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 1999 and the term of office of the initial Class III Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 2000, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of Directors by the stockholders of the Corporation beginning in 1998, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual election of Directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

         Part C. Removal and Resignation. No Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of this Amended and Restated Certificate (it being understood that any references to this Amended and Restated Certificate shall include any duly authorized certificate of designation) to elect one or more Directors, such Director or Directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any Director may resign at any time upon written notice to the Corporation.

         Part D. Vacancies and Newly Created Directorships. Subject to any rights of holders of any series of Preferred Stock to fill such newly created Directorships or vacancies, any newly created Directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal from office for cause shall, unless otherwise provided by law or by resolution approved by the affirmative vote of a majority of the total number of Directors then in office, be filled only by resolution approved by the affirmative vote of a majority of the total number of Directors then in office. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed for cause.





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                                  ARTICLE VIII
                               General Provisions

         Part A.    Dividends.  The Board of Directors shall have authority
from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

         Part B.    Issuance of Stock.  The shares of all classes of stock of
the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

         The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

         Part C.    Inspection of Books and Records.  The Board of Directors
shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

         Part D.    Location of Meetings, Books and Records.  Except as
otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.





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                                   ARTICLE IX
                                   Amendments

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate to the contrary, Parts A, B and C of ARTICLE IV, ARTICLE VII, ARTICLE X, and this ARTICLE IX of this Restated Certificate shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 662/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration, amendment or repeal, voting together as a single class (other than any alteration or amendment to Part C of ARTICLE IV that increases the authorized number of shares of Preferred Stock or Common Stock); provided further that no amendment or waiver of any provision of Part B of ARTICLE IV shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock.

                                   ARTICLE X
                                   Liability

         Part A.  Limitation of Liability.

         (1) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's By-laws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

         (2) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         Part B. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the





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Corporation to the fullest extent authorized by the Delaware General
Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Part C of this ARTICLE X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Part B of this ARTICLE X shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Part B or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

         Part C. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Part B of this ARTICLE X shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this ARTICLE X is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE X shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Part B of this ARTICLE X, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation





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(including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Part B of this ARTICLE X shall be the same procedure set forth in this Part C for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

         Part D. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

         Part E. Service for Subsidiaries. Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a "subsidiary" for this ARTICLE
X) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

         Part F.    Reliance.  Persons who after the date of the adoption of
this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE X in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE X shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

         Part G. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE X shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

         Part H. Merger or Consolidation. For purposes of this ARTICLE X, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors,





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officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE X with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.


                                   ARTICLE XI
                             Business Combinations

         The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law ("DGCL").


         WHEREAS, the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the DGCL.



                                           ------------------------------------
                                           Carson Thompson
                                           Chief Executive Officer and Chairman



                                           ------------------------------------
                                           Robert Bourland
                                           Acting Secretary





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